Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q1 2018 Financial Results and Provides Outlook for Q2 2018

Q1 Revenues up 6 Percent Y/Y
Smart Microphone and Multicore DSP Solutions Expected to Ship in Q2
Q2 Revenues Expected to Increase 10 Percent Y/Y

ITASCA, Ill., Apr. 26, 2018 - Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the first quarter ended March 31, 2018.

“We delivered Q1 revenues and EPS that were within our previously announced guidance range,” said Jeffrey Niew, president and CEO of Knowles. “Sales of MEMS microphones were higher than the year ago period despite significantly weaker-than-expected demand from our largest customer during the quarter. Sales into hearing health were also higher than the year ago period. In the Precision Devices segment, revenues hit record levels due to stronger demand for capacitors across all end markets and an acquisition completed earlier in the quarter.”

“We remain on track to deliver 8 percent growth in the first half of the year and anticipate this growth to continue through the second half of 2018. Our microphone business continues to benefit from robust demand in Ear and IoT. I also expect continued strength in capacitor sales, and that our hearing health business will remain stable throughout 2018."

"Lastly, we anticipate accelerating adoption of our intelligent audio products will drive revenue growth this year and set up 2019 to be a breakout year for this business. I’m very excited about the opportunities in front of us and continue to believe that our core capabilities in acoustics, digital signal processing, and algorithms are unmatched, and the Company is ideally positioned to enable voice input technology across our end markets,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* (in millions, except per share data):

	Q1FY18	Q4FY17	Q1FY17	Sequential Change	Year Ago Period Change
Revenues	$178.5	$215.5	$168.3	(17)%	6%
Gross profit	$65.3	$89.4	$59.3	(27)%	10%
(as a % of revenues)	36.6%	41.5%	35.2%
Non-GAAP gross profit	$66.7	$92.0	$65.2	(28)%	2%
(as a % of revenues)	37.4%	42.7%	38.7%
Diluted (loss) earnings per share **	$0.00	$0.35	$(0.06)	NM***	NM***
Non-GAAP diluted earnings per share	$0.11	$0.40	$0.11	(73)%	Flat
* Continuing operations excludes the results of our speaker and receiver product line which was sold on July 7, 2016 and our timing device business which was sold on November 28, 2017.

** Current period results include $7.0 million in stock-based compensation, $1.6 million from amortization of intangibles, $1.4 million in production transfer costs and restructuring charges, and $0.3 million in acquisition related expense.

*** Not meaningful.

In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Second Quarter 2018 Outlook
The forward looking guidance for the quarter ending June 30, 2018 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$170 to $190 million	—	$170 to $190 million
Gross Profit Margin	36 to 38%	1%	37 to 39%
EPS	$0.00 to $0.04	$0.12	$0.12 to $0.16

Q2 2018 GAAP results for continuing operations are expected to include approximately $0.05 per share in stock-based compensation, $0.05 per share from a higher effective tax rate, $0.01 per share in amortization of debt discount, and $0.01 per share in amortization of intangibles. Expected Q2 2018 GAAP results exclude potential restructuring items.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on October 25, 2018.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (866) 393-4306 (United States) or (734) 385-2616 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on May 3, 2018 at (800) 585-8367 (United States) or (416) 621-4642 (International). The access code is 4591077.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components used in hearing aids and has a strong position in high-end capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on current plans, expectations, forecasts, and assumptions involving risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. These risks and uncertainties include, but are not limited to: MEMS microphone demand from our largest customers, in particular, two large North American OEM customers, a large Korean OEM customer and Chinese customers; the success and rate of multi-microphone and smart microphone adoption and market adoption of our “intelligent audio” solutions; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; macroeconomic conditions, both in the U.S. and internationally; foreign currency exchange rate fluctuations; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; changes in tax laws or our ability to utilize our tax structure and any net operating losses and other factors that we may not have currently identified or quantified; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FIRST QUARTER 2018

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Revenues	$178.5	$215.5	$168.3
Cost of goods sold	113.2	126.0	104.7
Restructuring charges - cost of goods sold	—	0.1	4.3
Gross profit	65.3	89.4	59.3
Research and development expenses	24.8	22.8	24.0
Selling and administrative expenses	35.8	27.3	33.4
Restructuring charges	0.4	2.0	0.6
Operating expenses	61.0	52.1	58.0
Operating earnings	4.3	37.3	1.3
Interest expense, net	4.0	5.2	5.2
Other (income) expense, net	(0.1)	(2.1)	1.6
Earnings (loss) before income taxes and discontinued operations	0.4	34.2	(5.5)
Provision for (benefit from) income taxes	0.8	2.3	(0.5)
(Loss) earnings from continuing operations	(0.4)	31.9	(5.0)
Earnings from discontinued operations, net	0.1	53.6	1.8
Net (loss) earnings	$(0.3)	$85.5	$(3.2)

(Loss) earnings per share from continuing operations:
Basic	$—	$0.36	$(0.06)
Diluted	$—	$0.35	$(0.06)

Earnings per share from discontinued operations:
Basic	$—	$0.60	$0.02
Diluted	$—	$0.59	$0.02

Net (loss) earnings per share:
Basic	$—	$0.96	$(0.04)
Diluted	$—	$0.94	$(0.04)

Weighted-average common shares outstanding:
Basic	89,718,318	89,506,923	88,973,503
Diluted	89,718,318	90,707,102	88,973,503

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Gross profit	$65.3	$89.4	$59.3
Gross profit as % of revenues	36.6%	41.5%	35.2%
Stock-based compensation expense	0.4	0.5	0.4
Restructuring charges	—	0.1	4.3
Production transfer costs (2)	0.8	2.0	1.2
Other (3)	0.2	—	—
Non-GAAP gross profit	$66.7	$92.0	$65.2
Non-GAAP gross profit as % of revenues	37.4%	42.7%	38.7%
Research and development expenses	$24.8	$22.8	$24.0
Stock-based compensation expense	(2.0)	(1.6)	(1.4)
Production transfer costs (2)	(0.2)	—	—
Non-GAAP research and development expenses	$22.6	$21.2	$22.6
Selling and administrative expenses	$35.8	$27.3	$33.4
Stock-based compensation expense	(4.6)	(4.4)	(4.1)
Intangibles amortization expense	(1.6)	(1.4)	(2.7)
Production transfer costs (2)	—	(0.1)	—
Other (3)	(0.1)	(0.1)	—
Non-GAAP selling and administrative expenses	$29.5	$21.3	$26.6
Operating expenses	$61.0	$52.1	$58.0
Stock-based compensation expense	(6.6)	(6.0)	(5.5)
Intangibles amortization expense	(1.6)	(1.4)	(2.7)
Restructuring charges	(0.4)	(2.0)	(0.6)
Production transfer costs (2)	(0.2)	(0.1)	—
Other (3)	(0.1)	(0.1)	—
Non-GAAP operating expenses	$52.1	$42.5	$49.2
(Loss) earnings from continuing operations	$(0.4)	$31.9	$(5.0)
Interest expense, net	4.0	5.2	5.2
Provision for (benefit from) income taxes	0.8	2.3	(0.5)
Earnings (loss) from continuing operations before interest and income taxes	4.4	39.4	(0.3)
Earnings (loss) from continuing operations before interest and income taxes as % of revenues	2.5%	18.3%	(0.2)%
Stock-based compensation expense	7.0	6.5	5.9
Intangibles amortization expense	1.6	1.4	2.7
Restructuring charges	0.4	2.1	4.9
Production transfer costs (2)	1.0	2.1	1.2
Other (3)	0.3	0.1	—
Adjusted earnings from continuing operations before interest and income taxes	$14.7	$51.6	$14.4
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	8.2%	23.9%	8.6%

	Quarter Ended
	March 31, 2018	December 31, 2017	March 31, 2017
Interest expense, net	$4.0	$5.2	$5.2
Interest expense, net non-GAAP reconciling adjustments (4)	1.5	1.8	1.4
Non-GAAP interest expense	$2.5	$3.4	$3.8

Provision for (benefit from) income taxes	$0.8	$2.3	$(0.5)
Income tax effects of non-GAAP reconciling adjustments	0.7	9.3	1.2
Non-GAAP provision for income taxes	$1.5	$11.6	$0.7

(Loss) earnings from continuing operations	$(0.4)	$31.9	$(5.0)
Non-GAAP reconciling adjustments (5)	10.3	12.2	14.7
Interest expense, net non-GAAP reconciling adjustments (4)	1.5	1.8	1.4
Income tax effects of non-GAAP reconciling adjustments	0.7	9.3	1.2
Non-GAAP net earnings	$10.7	$36.6	$9.9

Diluted (loss) earnings per share from continuing operations	$—	$0.35	$(0.06)
Earnings per share non-GAAP reconciling adjustment	0.11	0.05	0.17
Non-GAAP diluted earnings per share	$0.11	$0.40	$0.11

Diluted average shares outstanding	89,718,318	90,707,102	88,973,503
Non-GAAP adjustment (6)	3,389,994	1,750,200	3,177,224
Non-GAAP diluted average shares outstanding (6)	93,108,312	92,457,302	92,150,727

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings (loss) from continuing operations before interest and income taxes for each period presented.
(3) In 2018, Other represents expenses related to the Compex acquisition. In 2017, Other primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer.

(4)
Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

(5)
The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings (loss) from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.

(6) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	March 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$62.7	$111.7
Receivables, net of allowances of $0.6 and $0.7	125.6	137.7
Inventories, net	144.0	125.6
Prepaid and other current assets	23.9	19.9
Total current assets	356.2	394.9
Property, plant, and equipment, net	203.4	183.0
Goodwill	887.8	884.9
Intangible assets, net	61.6	53.5
Other assets and deferred charges	35.4	31.8
Assets of discontinued operations	1.9	1.7
Total assets	$1,546.3	$1,549.8

Current liabilities:
Accounts payable	$86.7	$85.6
Accrued compensation and employee benefits	23.1	31.2
Other accrued expenses	25.6	28.2
Federal and other taxes on income	3.8	6.6
Total current liabilities	139.2	151.6
Long-term debt	194.3	192.6
Other liabilities	69.7	67.9
Liabilities of discontinued operations	2.3	5.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 89,952,730 and 89,491,471 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	0.9	0.9
Additional paid-in capital	1,526.9	1,523.1
Accumulated deficit	(292.2)	(291.9)
Accumulated other comprehensive loss	(94.8)	(100.0)
Total stockholders' equity	1,140.8	1,132.1
Total liabilities and stockholders' equity	$1,546.3	$1,549.8